Exhibit 99.1

1700 Broadway, Suite 2300, Denver, CO 80290-2300 Phone: 303.837.1661 | FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen	June 22, 2016
Title: Vice President, Investor Relations	For immediate release
Phone: 303.837.1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces Exchanges of

$1.06 Billion of Notes for New Mandatory Convertible Notes

DENVER – June 22, 2016 – Whiting Petroleum Corporation (NYSE: WLL) today announced that it entered into privately negotiated exchange agreements under which it will exchange $377.0 million aggregate principal amount of nonconvertible notes for the same aggregate principal amount of new mandatory convertible notes and $687.9 million aggregate principal amount of convertible notes for the same aggregate principal amount of new mandatory convertible notes.

Whiting entered into exchange agreements with certain holders of its outstanding notes as identified in the chart below (the “Outstanding Notes”) to exchange the Outstanding Notes for new mandatory convertible notes identified in the chart below (the “New Convertible Notes”).

Outstanding Notes to be Exchanged
Title	Principal Amount
6.5% Senior Subordinated Notes due 2018	$23,597,000
5.0% Senior Notes due 2019	$22,680,000
1.25% Senior Convertible Notes due 2020	$687,925,000
5.75% Senior Notes due 2021	$172,731,000
6.25% Senior Notes due 2023	$157,970,000

Total	$1,064,903,000

For New Mandatory Convertible Notes
Title	Principal Amount
6.5% Mandatory Convertible Senior Subordinated Notes due 2018 (“New 2018 Notes”)	$23,597,000
5.0% Mandatory Convertible Senior Notes due 2019 (“New 2019 Notes”)	$22,680,000
1.25% Mandatory Convertible Senior Notes due 2020 (“New 2020 Notes”)	$687,925,000
5.75% Mandatory Convertible Senior Notes due 2021 (“New 2021 Notes”)	$172,731,000
6.25% Mandatory Convertible Senior Notes due 2023 (“New 2023 Notes”)	$157,970,000

Total	$1,064,903,000

Four percent of the aggregate principal amount of the New Convertible Notes will be converted into shares of Whiting common stock for each day of the 25 trading day period commencing on June 23, 2016 (the “Observation Period”) if the daily volume weighted average price, or Daily VWAP (as defined in the indentures governing the New Convertible Notes), of Whiting common stock on such day is above $8.75. If converted, the conversion price per share of Whiting common stock for such conversions will equal the higher of (i) the Daily VWAP for Whiting common stock for such trading day multiplied by one plus zero for the New 2018 Notes, one plus 0.5% for the New 2019 Notes, one plus 8.0% for the New 2020 Notes, one plus 2.5% for the New 2021 Notes and one plus 3.5% for the New 2023 Notes and (ii) $8.75 for the New 2018 Notes (equivalent to 114.29 shares of Whiting common stock per $1,000 principal amount of the New 2018 Notes), $8.79 for the New 2019 Notes (equivalent to 113.72 shares of Whiting common stock per $1,000 principal amount of the New 2019 Notes), $9.45 for the New 2020 Notes (equivalent to 105.82 shares of Whiting common stock per $1,000 principal amount of the New 2020 Notes), $8.97 for the New 2021 Notes (equivalent to 111.50 shares of Whiting common stock per $1,000 principal amount of the New 2021 Notes) and $9.06 for the New 2023 Notes (equivalent to 110.42 shares of Whiting common stock per $1,000 principal amount of the New 2023 Notes) (the “Minimum Conversion Prices”).

Conversion settlements for the New Convertible Notes applicable to the Observation Period will be effected (i) for $128.5 million of New 2020 Notes, as a single settlement on the third business day after the Observation Period, and (ii) for all other New Convertible Notes, on a daily basis on the third business day following conversion (except that conversions prior to the closing of exchange offers will not be settled until at least the business day after the closing of the exchange offers).

If the New Convertible Notes were all converted assuming a Daily VWAP for Whiting common stock on each day of the Observation Period of $12.10, which was the last sale price of Whiting common stock as reported on the New York Stock Exchange on June 22, 2016, the New Convertible Notes would convert into an aggregate of 83.0 million shares of Whiting common stock, subject to certain adjustments. However, Whiting cannot provide any assurance as to what the Daily VWAP for Whiting common stock during the Observation Period will be. If the New Convertible Notes are all converted at the Minimum Conversion Prices, the New Convertible Notes would convert into an aggregate of 114.8 million shares of Whiting common stock, subject to certain adjustments.

If any New Convertible Notes are not converted after the Observation Period, the conversion price for such New Convertible Notes will be the Minimum Conversion Price for the applicable series of New Convertible Notes. After the Observation Period, Whiting has the right to mandatorily convert the New Convertible Notes if the Daily VWAP of Whiting’s common stock exceeds $8.75 for at least 20 trading days during a 30 consecutive trading day period after the Observation Period and holders have the right to convert the New Convertible Notes at any time.

The New Convertible Notes and the shares of Whiting’s common stock issuable upon conversion of the New Convertible Notes, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2015 and Quarterly Report on Form 10-Q for the three months ended March 31, 2016. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.